                                                                  Exhibit 1.1

                                                                  EXECUTION COPY

                                3,500,000 SHARES

                            ORMAT TECHNOLOGIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

April 4, 2006

LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
 As Representatives of the
 several underwriters named in Schedule 1 hereto

c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY 10019

and

c/o GOLDMAN, SACHS & CO.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

      Ormat Technologies, Inc., a Delaware corporation (the "COMPANY"), proposes to sell 3,500,000 shares (the "FIRM STOCK") of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "UNDERWRITERS") an option to purchase up to an additional 525,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm
Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the
Stock from the Company by the Underwriters.

SECTION 1.    Representations, Warranties and Agreements of the Company. The
Company represents, warrants and agrees that:

      (a)     A registration statement on Form S-3 relating to the Stock has (i)
been prepared by the Company in conformity with the requirements of the
Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange
Commission (the "COMMISSION") thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.

Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the
"Representatives") of the Underwriters. As used in this Agreement:

              (i)     "APPLICABLE TIME" means 5:30 p.m. (New York City time) on
      the date of this Agreement;

              (ii)    "EFFECTIVE DATE" means any date as of which any part of
      such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the
      Rules and Regulations;

              (iii)   "ISSUER FREE WRITING PROSPECTUS" means each "free writing
      prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

              (iv)    "PRELIMINARY PROSPECTUS" means any preliminary prospectus
      relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the
      Stock;

              (v)     "PRICING DISCLOSURE PACKAGE" means, as of the Applicable
      Time, the most recent Preliminary Prospectus, together with each Issuer
      Free Writing Prospectus filed or used by the Company on or before the
      Applicable Time, other than a road show that is an Issuer Free Writing
      Prospectus under Rule 433 of the Rules and Regulations;

              (vi)    "PROSPECTUS" means the final prospectus relating to the
      Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and
      Regulations; and

              (vii)   "REGISTRATION STATEMENT" means, collectively, the various
      parts of such registration statement, each as amended as of the Effective
      Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the "most recent
Preliminary Prospectus" shall be deemed to refer to the latest Preliminary
Prospectus included in the Registration Statement or filed pursuant to Rule
424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the
Prospectus shall be deemed to refer to and include any document filed under the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration
Statement shall be deemed to include any annual report of the Company on Form
10-K filed with the Commission pursuant

                                       2

to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not
issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

      (b)     The Company was not at the time of initial filing of the
Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule
164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an
"ineligible issuer" (as defined in Rule 405 of the Rules and Regulations). The
Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Stock.

      (c)     The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the
Securities Act and the Rules and Regulations. The Preliminary Prospectus
conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The
documents incorporated by reference in any Preliminary Prospectus or the
Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

      (d)     The Registration Statement did not, as of the Effective Date,
contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

      (e)     The Prospectus will not, as of its date and on the applicable
Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the
Representatives by or on behalf of any Underwriter specifically for inclusion therein.

      (f)     The documents incorporated by reference in any Preliminary
Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                        3

      (g)     The Pricing Disclosure Package did not, as of the Applicable Time,
contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

      (h)     Each Issuer Free Writing Prospectus (including, without
limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the
Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.

      (i)     Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the
Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

      (j)     The Company and each of its subsidiaries (as defined in Section
17) have been duly incorporated or formed, as applicable, and are validly existing as corporations, limited liability companies or partnerships, as applicable, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or partnerships, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, business, prospects, financial condition, revenues or expenses, properties, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE
EFFECT"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged;
and none of the subsidiaries of the Company other than those listed on Schedule
2 hereto is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

      (k)     The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities

                                        4

laws, and conform to the description thereof contained in the most recent
Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock, limited liability company interests or partnership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as set forth in the most recent
Preliminary Prospectus and the Prospectus. The Company has not, at any time, granted any preemptive rights, resale rights, rights of first refusal or similar rights with respect to its capital stock.

      (l)     The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the Stock will conform to the description of the material terms thereof contained in the most recent Preliminary Prospectus and the Prospectus under the caption "Description of Common Stock We May Offer".
Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such
Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.

      (m)     This Agreement has been duly authorized, executed and delivered by the Company.

      (n)     The execution, delivery and performance of this Agreement by the
Company and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Stock as described under "Use of
Proceeds" in the most recent Preliminary Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the
Exchange Act, the applicable state securities laws or by the New York Stock
Exchange, Inc., if any, in connection with the purchase and distribution of the
Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the
Company and the consummation of the transactions contemplated hereby.

      (o)     Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require

                                        5

the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. With the exception of Ormat Industries Ltd., the holders of outstanding shares of the
Company's capital stock are not entitled to preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase any shares of the Stock and there are no contracts, agreements or understandings between the Company and any person granting such person such preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the
Stock. Except for the options to purchase from the Company 222,500 shares of
Common Stock, in the aggregate, granted to directors, officers and employees of the Company under the Company's Ormat Technologies, Inc. 2004 Incentive
Compensation Plan (the "2004 PLAN"), there are no options, warrants or other rights to purchase from the Company, agreements or other obligations of the
Company to issue, or right to convert any obligations of the Company into or exchange any securities of the Company for shares of Capital Stock of or ownership interests in the Company.

      (p)     The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulation D or S under the Securities Act other than shares underlying options issued pursuant to the 2004 Plan.

      (q)     Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus; and, since such date, there has not been any change in the capital stock, limited liability company interests or partnership interests, as applicable, or long-term debt of the
Company or any of its subsidiaries or any material adverse change, or any development reasonably likely to have a Material Adverse Effect, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus.

      (r)     The financial statements (including the related notes and
supporting schedules) included or incorporated by reference in the most recent
Preliminary Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. There are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that are reasonably likely to have a current or future material effect on the Company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

      (s)     PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the most recent Preliminary
Prospectus or is incorporated by reference therein and who have delivered the letters referred to in Section 7(m) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations. Except as
described in the most recent Preliminary Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, since May 6, 2003,

                                        6

PricewaterhouseCoopers LLP has, to the best of the Company's knowledge, not engaged in any "prohibited activities" (as defined in Section 10A of the
Exchange Act) on behalf of the Company.

      (t)     The Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except such as are described in the most recent
Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries (including, without limitation, all geothermal resources held under lease) are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in or contemplated by the most recent Preliminary Prospectus.

      (u)     The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the
Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the
Company believes to be reliable and accurate.

      (v)     The leases (including, without limitation, all geothermal
resources leases), easements, licenses, rights of way and other rights possessed by the Company and its subsidiaries provide the Company and its subsidiaries with all rights and property interests required to enable them to obtain, in all material respects, all services, materials (including, without limitation, geothermal resources) or rights (including, without limitation, access rights and rights to extract and develop such geothermal resources that may exist in the properties covered by such geothermal resources leases) required for the operation and maintenance of their operating projects, as contemplated by the most recent Preliminary Prospectus.

      (w)     Each of the power purchase agreements, transmission agreements, interconnection agreements, financing documents, leases and other agreements referred to in the most recent Preliminary Prospectus is a valid and binding agreement, enforceable against each party thereto in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, except as described in the most recent Preliminary Prospectus, the Company and any subsidiary of the
Company are not in any material default, and have no knowledge of any material default of any of the counterparties thereto, under any such power purchase agreement, transmission agreement, interconnection agreement, financing document, lease or other agreement referred to in the most recent Preliminary
Prospectus.

      (x)     The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective

                                        7

businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

      (y)     The Company conducts no business other than as described in the most recent Preliminary Prospectus (other than non-material business activities, which in the aggregate, do not represent an investment expense in excess of $2 million).

      (z)     The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, service names, trade names, trademark registrations, service mark registrations, copyrights, inventions, trade secrets, licenses and other intellectual property necessary for the conduct of their respective businesses (collectively, the "INTELLECTUAL
PROPERTY") and, other than with respect to Intellectual Property covered by licenses permitting Company, Ormat Industries Ltd. or OPTI Canada Inc. use, are
not aware of any rights of third parties to any such Intellectual Property. The
Company and its subsidiaries have no reason to believe that the conduct of their respective businesses conflict, infringe or misappropriate, or will conflict with, infringe or misappropriate, the intellectual property rights of others, and have not received any notice of any claim of conflict with, infringement or misappropriation of, the intellectual property rights of others. There is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual
Property (and the Company and its subsidiaries are not aware of any facts which would form a reasonable basis for such claim). To the Company's and its subsidiaries' best knowledge: (a) there is no infringement by third parties of any such Intellectual Property and (b) there is no U.S. patent or published U.S.
patent application which contains claims that dominate or may dominate any
Intellectual Property or that interferes with the issued or pending claims of any such Intellectual Property. There is no prior art of which the Company or its subsidiaries is aware that may render any U.S. patent held by the Company or its subsidiaries invalid or any U.S. patent application held by the Company or its subsidiaries unpatentable, which has not been disclosed to the U.S. Patent and Trademark Office.

      (aa)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (bb)    Except as disclosed in the most recent Preliminary Prospectus, the
Company and each of its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business described in the most recent Preliminary
Prospectus, except for such certificates, authorizations or permits that the failure to so possess would not, individually or in the aggregate, have a
Material Adverse Effect and except for those not yet required to be obtained by the Company, which the Company intends to obtain in due course. The Company, and each of its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that would, individually or in the aggregate, have a Material Adverse Effect.

                                        8

      (cc)    There are no contracts or other documents, which are required to be described in the documents incorporated by reference into the most recent
Preliminary Prospectus or filed as exhibits to such documents by the Securities
Act or by the Rules and Regulations, which have not been described in such documents or filed as exhibits to such documents. Each contract, agreement or arrangement to which the Company or any of its subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, has been duly and validly authorized, executed and delivered by the Company or any of its subsidiaries, as the case may be; neither the Company nor any of its subsidiaries knows of any present condition or fact which would prevent compliance by the Company or any of its subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms; except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder other than in the ordinary course of business, and neither the Company nor any of its subsidiaries has any knowledge that any other party to any such contract, agreement or arrangement has any current intention not to render full performance as contemplated by the terms thereof.

      (dd)    Except as described in the most recent Preliminary Prospectus, no relationships (including without limitation any loans or advances), direct or indirect, exists, nor has any transaction been entered into since January 1,
2001, between or among the Company and its subsidiaries on the one hand, and the directors, officers, shareholders of the Company or any subsidiary on the other hand. Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

      (ee)    No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to have a Material Adverse Effect.

      (ff)    Each of the Company's operating projects in the United States, other than the Puna Facility, is a "qualifying small power production facility"
within the meaning of Section 3(17)(C) of the Federal Power Act, as amended
("FPA") and a "qualifying facility" within the meaning of 18 C.F.R.
ss.292.101(b)(1) that is eligible for the regulatory exemptions set forth in 18
C.F.R. Sections 292.601 and 292.602 from the FPA and from certain state laws and regulations.

      (gg)    Puna Geothermal Venture, L.P. is the owner of the Puna Facility and is an "exempt wholesale generator" as such term is defined in Section
1262(6) of the Public Utility Holding Company Act of 2005 ("PUHCA").

      (hh)    The Company and its subsidiaries are eligible for an exemption from PUHCA.

      (ii)    The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in Section 4043 of
ERISA) has occurred with respect to any "PENSION PLAN"

                                        9

subject to Title IV of ERISA (a "Title IV Plan") (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any Title IV Plan or (ii) Sections 412 or
4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan"
for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

      (jj)    The Company has filed all tax returns required to be filed through the date hereof (other than any tax returns not so required to be filed through the date hereof as a result of the existence of waiver or extension granted in connection with any such tax returns) and has paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse
Effect.

      (kk)    Since the date as of which information is given in the most recent
Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the most recent Preliminary Prospectus, the Company has not (i)
issued or granted any securities (other than options issued pursuant to the 2004
Plan as described in the Prospectus), (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

      (ll)    The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C)
access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the applicable financial recordkeeping and reporting requirements of the Currency and Foreign
Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a
Material Adverse Effect.

      (mm)    Neither the Company nor any of its subsidiaries (i) is in
violation of its charter or by-laws or other governing documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may

                                       10

be subject or has failed to obtain any license, permit, certificate, franchise variance, special exception or other governmental authorization or permit or municipal government approval necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for such defaults, violations or failures to obtain as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (nn)    Neither the Company nor any of its subsidiaries, nor any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries nor, to the best of the Company's knowledge, any agent or other person associated with the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or
made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (oo)    Except as disclosed in the most recent Preliminary Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with respect to all such violations and remedial actions, a
Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which is authorized pursuant to an applicable law or permit or which would not have or would not be reasonably likely to have, individually or in the aggregate with respect to all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "HAZARDOUS WASTES", "TOXIC
WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

      (pp)    Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" as defined in the Investment Company Act of 1940, as amended together with the rules and regulations promulgated thereunder (the "INVESTMENT COMPANY
Act").

      (qq)    Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company

                                       11

or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering and sale of the Stock contemplated by this Agreement.

      (rr)    Except as disclosed in the most recent Preliminary Prospectus, neither the Company nor any subsidiary has abandoned (or intends to abandon) any of its operating projects.

      (ss)    The material mechanical, electrical and other operating systems on and in the Company's operating projects are in all material respects in good working order and repair relative to their time in service (ordinary wear and tear excepted) and are adequate in all material respects for the operation of the projects by the Company and its subsidiaries as described in the most recent
Preliminary Prospectus.

      (tt)    Except as disclosed in the most recent Preliminary Prospectus, there are no pending actions, suits or proceedings against or affecting the
Company or any of its subsidiaries in connection with the condemnation or appropriation of any of its operating projects.

      (uu)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the
Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Registration
Statement, and in the future, during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) as of the date hereof are effective in all material respects to perform the functions for which they were established.

      (vv)    The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information except as disclosed in the most recent Preliminary Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

      (ww)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the
Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free
Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(a)(vi).

      (xx)    The Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc.

      (yy)    No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the
Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus and the
Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals,

                                       12

authorizations, registrations or qualifications as may be required under the
Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.

      (zz)    There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

      (aaa)   No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the most recent Preliminary Prospectus for such restrictions contained in financing arrangements or documents and any documents incorporated by reference therein.

      (bbb)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S.
sanctions administered by the Office of Foreign Assets Control of the U.S.
Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (ccc)   The Company has not taken and will not take, directly or
indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

      Each certificate signed by any officer of the Company and delivered to the
Underwriters or counsel to the Underwriters in connection with the transaction contemplated hereunder shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2.    Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,500,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm
Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm
Stock shall be rounded among the Underwriters to avoid fractional shares, as the
Representatives may determine.

      In addition, the Company grants to the Underwriters an option to purchase up to 525,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Shares in the offering and as set forth in Section 4 hereof. Each
Underwriter agrees, severally and not jointly, to purchase the

                                       13

number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such
Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

      The price of both the Firm Stock and any Option Stock shall be $33.814 per share.

      The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 3.    Offering of Stock by the Underwriters. Upon authorization by the
Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 4.    Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, 10036, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the
Representatives and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the
Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First
Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in
New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

      The option granted in Section 2 will expire 30 days after the date of this
Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery
Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY
DATE".

                                       14

      Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery
Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the
Company of the purchase price by wire transfer in immediately available funds.
Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each
Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the
Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

SECTION 5.    Further Agreements of the Company. (a) The Company covenants and agrees:

      (i)     To prepare the Prospectus in a form approved by the
Representatives and to file such Prospectus pursuant to Rule 424(b) under the
Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the
Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has
been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c),
14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer
Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any
Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (ii)    To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

      (iii)   To deliver promptly to the Representatives, without charge, such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto

                                       15

(in each case excluding exhibits), (B) each Preliminary Prospectus, the
Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free
Writing Prospectus and (D) any document incorporated by reference in any
Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the
Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the
Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

      (iv)    To file promptly with the Commission any amendment to the
Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

      (v)     Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (which consent shall not be unreasonably withheld);

      (vi)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the
Representatives;

      (vii)   To retain in accordance with the Rules and Regulations all Issuer
Free Writing Prospectuses not required to be filed pursuant to the Rules and
Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration
Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing
Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

      (viii)  As soon as practicable and, in any event, no later than 15 months after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the
Company and its subsidiaries (which need not

                                       16

be audited) complying with Section 11(a) of the Securities Act and the Rules and
Regulations (including, at the option of the Company, Rule 158);

      (ix)    For a period of three years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange
Act or any rule or regulation of the Commission thereunder;

      (x)     Promptly from time to time to take such action as the
Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

      (xi)    For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the "LOCK-UP PERIOD"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock
(other than the Stock and securities convertible into or exchangeable for Common
Stock issued pursuant to the 2004 Plan), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to the
2004 Plan), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common
Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the
Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each stockholder, optionholder, officer and director of the Company to furnish to the Lehman Brothers Inc., prior to the
First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;

      (xii)   To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

      (xiii)  To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act;

                                       17

      (xiv)   To comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

      (b)     Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, ("PERMITTED ISSUER
INFORMATION"); provided that no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus.

SECTION 6.    Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing
Prospectus and any amendment or supplement thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing
Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among the
Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of
the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriters); (f) any applicable listing or other fees; (g)
the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6, in Section 8 and in Section 11, the Underwriters
shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

SECTION 7.    Conditions of Underwriters' Obligations. The respective
obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                                       18

      (a)     The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the
Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the
Registration Statement or the Prospectus or otherwise shall have been complied with.

      (b)     All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration
Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (c)     Chadbourne & Parke LLP shall have furnished to the Representatives their written opinion, as special U.S. counsel to the Company, addressed to the
Underwriters and dated such Delivery Date, substantially in the form as set forth in Exhibit B-1 and Exhibit B-2, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (d)     The Representatives shall have received from White & Case LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery
Date, with respect to the issuance and sale of the Stock, the Registration
Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (e)     The Representatives shall have received from Hale Lane Peek
Dennison and Howard, special Nevada counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit C-1 and
Exhibit C-2, and such additional matters and with such revisions as the
Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (f)     The Representatives shall have received from Davis Wright
Tremaine, special California counsel for the Company, an opinion, dated such
Delivery Date, with respect to those matters set forth in Exhibit D-1 and
Exhibit D-2, and such additional matters and with such revisions as the
Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (g)     The Representatives shall have received from Carlsmith Ball LLP, special Hawaii counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit E, and such additional matters and with such revisions as the Representatives

                                       19

may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (h)     The Representatives shall have received from Kaplan & Stratton, special Kenya counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit F, and such additional matters and with such revisions as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (i)     The Representatives shall have received from Z.A.F. Consultores,
S.A., Servicios Legales Especializados, special Nicaragua counsel for the
Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit G, and such additional matters and with such revisions as the
Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (j)     The Representatives shall have received from Rodriguez, Archila,
Castellanos, Solares y Aguilar, S.C., special Guatemala counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in
Exhibit H, and such additional matters and with such revisions as the
Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (k)     The Representatives shall have received from SyCip Salazar
Hernandez & Gatmaitan, special Philippines counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit I, and such additional matters and with such revisions as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (l)     The Representatives shall have received from M. Seligman & Co., special Israel counsel for the Company, an opinion, dated such Delivery Date, with respect to those matters set forth in Exhibit J, and such additional matters and with such revisions as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

      (m)     At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the
Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the
Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary
Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information
and

                                       20

other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

      (n)     With respect to the letter or letters of PricewaterhouseCoopers
LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the
Company shall have furnished to the Representatives a letter (the "BRING-DOWN
LETTER") of such accountants, addressed to the Underwriters and dated such
Delivery Date (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities
Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the
Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

      (o)     The Company shall have furnished to the Representatives a
certificate, dated such Delivery Date, of either its Chairman of the Board, its
President or a Vice President and its chief financial officer stating that:

              (i)     The representations, warranties and agreements of the
Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(p) have been fulfilled; and

              (ii)    They have carefully examined the Registration Statement,
the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)
(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as
of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure
Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein
(except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the
Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any
Issuer Free Writing Prospectus that has not been so set forth.

      (p)     Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development that is reasonably likely to have a Material Adverse Effect otherwise than as set forth or contemplated in the most recent Preliminary Prospectus exclusive of any amendments or supplements as of the date hereof, the effect of which, in any such case described in clause (A) or

                                       21

(B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

      (q)     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in
the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or any state authority or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the
United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis (other than any hostilities involving the United States and Iraq and
Afghanistan existing on the date hereof) or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery
Date on the terms and in the manner contemplated in the Prospectus.

      (r)     The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

      (s)     No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the
Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of White & Case LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, excluding any amendments or supplements thereto, in light of the circumstances under which they were made) not misleading.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 8.    Indemnification and Contribution.

      (a)     The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any
Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or

                                       22

several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of
Stock), to which that Underwriter, any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement,
the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free
Writing Prospectus or in any amendment or supplement thereto or (C) any
Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter or
(D) any "road show" (as defined in Rule 433) not constituting an Issuer Free
Writing Prospectus (a "NON-PROSPECTUS ROAD SHOW"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the
Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show,
any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above
(provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus
or in any such amendment or supplement thereto or in any Permitted Issuer
Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

      (b)     Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration
Statement, each of its directors, and each person, if any, who controls the
Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any
Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer
Free Writing Prospectus or in any amendment or supplement thereto or in any Non-

                                       23

Prospectus Road Show, or (ii) the omission or alleged omission to state in any
Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer
Free Writing Prospectus or in any amendment or supplement thereto or in any
Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the
Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section
8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the
Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, or controlling person.

      (c)     Promptly after receipt by an indemnified party under this Section
8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.
If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the
Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action

                                       24

effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d)     If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses)
received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the
Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the
Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                                       25

      (e)     The Underwriters severally confirm and the Company acknowledges that (i) the statement with respect to the timing of the delivery of the Stock by the Underwriters set forth on the cover page of the Prospectus, (ii) the concession discussion in the first two paragraphs under the caption "Commission and Expenses" in the Underwriting section of the Prospectus and (iii) the bullet list of transactions appearing under the heading "Stabilization, Short Positions and Penalty Bids" in the Underwriting section of the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the
Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

SECTION 9.    Defaulting Underwriters.

      If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting
Underwriters shall be obligated to purchase the Stock which the defaulting
Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the
Stock to be purchased on such Delivery Date, and any remaining non-defaulting
Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the
Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second
Delivery Date, the obligation of the Underwriters to purchase, and of the
Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in
Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases
Stock which a defaulting Underwriter agreed but failed to purchase.

      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other
Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the
Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                                       26

SECTION 10.   Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(p) or 7(q), shall have occurred or if the
Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 11.   Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters'
obligations hereunder required to be fulfilled by the Company is not fulfilled
(unless such non-fulfillment is due to any action or inaction by an Underwriter of its obligations hereunder), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this
Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more
Underwriters, the Company shall not be obligated to reimburse any defaulting
Underwriter on account of those expenses.

SECTION 12.   Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a)     if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York,
New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of
Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park
Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

      (b)     if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the
Registration Statement, Attention: Chief Executive Officer at 980 Greg Street,
Sparks, Nevada 89431 (Fax: 011-972-8-943-9901) with a copy to Chadbourne & Parke
LLP, 30 Rockefeller Plaza, New York, NY 10112 Attention: Noam Ayali, Esq. and
Philip L. Colbran, Esq. (Fax: (212) 541-5369); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by
Lehman Brothers Inc. on behalf of the Representatives.

SECTION 13.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of

                                       27

Section 15 of the Securities Act and (B) the indemnity agreements of the
Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14.   Research Analyst Independence. The Company acknowledges that the
Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters'
research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 15.   No Fiduciary Relationship. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the
Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists;
(ii) the Underwriters are not acting as advisors, expert or otherwise, to the
Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.
The Company hereby waives any claims that the Company may have against the
Underwriters with respect to any breach of fiduciary duty in connection with the offering and sale of the Stock.

SECTION 16.   Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                                       28

SECTION 17.   Definition of the Terms "BUSINESS DAY" and "SUBSIDIARY". For
purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday,
Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and performed in the State of New York without regard to conflicts of laws provisions.

SECTION 19.   Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20.   Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       29

      If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        ORMAT TECHNOLOGIES, INC.

                                        By /s/ Yehudit Bronicki
                                          --------------------------------
                                         Name:  Yehudit Bronicki
                                         Title: Chief Executive Officer

                                       30

Accepted:

By: LEHMAN BROTHERS INC.

By /s/ Mark Schwartz
  ------------------------
Authorized Representative

By: GOLDMAN, SACHS & CO.

By /s/ Goldman, Sachs & Co.
  -------------------------
Authorized Representative

For themselves and as Representatives
of the several Underwriters named in Schedule 1 hereto.

                                   SCHEDULE 1

Underwriter                       Number of Shares of Firm Stock to be Purchased
-----------                       ----------------------------------------------
Lehman Brothers Inc.                               1,575,000

Goldman, Sachs & Co.                               1,015,000

Citigroup Global Markets Inc.                        525,000

HSBC Securities (USA) Inc.                           175,000

RBC Capital Markets Corporation                      175,000

Dundee Securities Inc.                                35,000
                                                   =========

Total:                                             3,500,000

                                   SCHEDULE 2

                 LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY

                                                   State/Jurisdiction of
                 Name                          Incorporation or Organization
                 ----                          -----------------------------

         Brady Power Partners                             Nevada

          Ormat Systems Ltd.                              Israel

       Ormat International, Inc.                         Delaware

          Ormat Nevada, Inc.                             Delaware

          Ormat Funding Corp.                            Delaware

        OrCal Geothermal, Inc.                           Delaware

            OrHeber 1, Inc.                              Delaware

              ORMESA LLC                                 Delaware

          Ormat Holding Corp.                         Cayman Islands

          Heber Field Company                           California

Second Imperial Geothermal Company L.P.                 California

       Heber Geothermal Company                         California

         Mammoth Pacific L.P.                           California

            OrPower 4, Inc.                           Cayman Islands

     Ormat Momtombo Power Company                     Cayman Islands

            Orleyte Company                           Cayman Islands

         Ormat-Leyte Co. Ltd.                          Philippines

            OrMammoth Inc.                               Delaware

          Ormat Pacific Inc.                             Delaware

              OREG 1 Inc.                                Delaware

     Puna Geothermal Venture, L.P.                       Delaware

         Mammoth Pacific, L.P.                           Delaware

                                    Exhibit A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
As Representative of the several
Underwriters named in Schedule 1
to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

              Ladies and Gentlemen:

      The undersigned understands that you and certain other firms (the
"UNDERWRITERS") propose to enter into an Underwriting Agreement (the
"UNDERWRITING AGREEMENT") providing for the purchase by the Underwriters of shares (the "SHARES") of Common Stock, par value $0.001 per share (the "COMMON
SHARES"), of Ormat Technologies, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the
"OFFERING").

      In consideration of the execution of the Underwriting Agreement by the
Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman
Brothers Inc. on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any
Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exercisable or exchangeable for Common Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise,
(3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the
Company or (4) publicly disclose the intention to do any of the foregoing, for a period of 90 days after the date of the final Prospectus relating to the
Offering (the "LOCK-UP PERIOD").

      The immediately foregoing paragraph shall not apply to (i) bona fide gifts, sales or other dispositions of shares of any class of the Company's capital stock, in each case, that are made exclusively between and among the undersigned and members of the undersigned's family for

estate planning purposes (including family trusts, family corporations, family limited liability companies or family partnerships), or affiliates (as defined in Rule 144(a)(i) of the Securities Act of 1933, as amended) of the undersigned
(including, but not limited to, its subsidiaries (if a corporation), its partners (if a partnership) or members (if a limited liability company)) or (ii)
a bona fide pledge of the shares of any class of the Company's capital stock, made in the ordinary course of business, for the sole purpose of obtaining financing for the undersigned, in the ordinary course of its business; provided, that it shall be a condition to any such transfer or pledge (or the foreclosure on any pledge of shares of the Company's capital stock) that (i) the transferee/donee or pledgee agrees to be bound by the terms of this Lock-Up
Letter Agreement to the same extent as if the transferee or pledgee were a party hereto (including, without limitation, with respect to any of the restrictions on the sale, transfer or other disposition of such capital stock received as a result of a foreclosure of any pledge of shares of such capital stock), (ii) no filing by any party (donor, donee, transferor, transferee or pledgee (upon creation of such pledge of shares or foreclosure of such pledge of shares) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer, distribution or pledge (or the foreclosure of such pledge of shares) (other than a filing on a Form 5,
Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor, transferee or pledgee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the
Securities Exchange Act of 1934) to make, and shall agree to not voluntarily make, any public announcement of the transfer, disposition or pledge (or the foreclosure of such pledge of shares) and (iv) the undersigned notifies Lehman
Brothers' Equity Capital Markets at least two business days prior to the proposed transfer, disposition or pledge (or foreclosure on such pledge of shares).

      In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

      It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective on or before September 30, 2006, or if the Underwriting Agreement
(other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

      The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

      Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,

                                        [___________________________]

                                        By: _________________________________
                                            Name:
                                            Title:

              Dated:

                                                                     EXHIBIT B-1

        [Form of Opinion and Disclosure Letter of Chadbourne & Parke LLP]

            (1)   The Company and each of its subsidiaries listed on Schedule
A-1 hereto has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged.

            (2)   Each of the Company's subsidiaries listed on Schedule A-2
hereto (the subsidiaries listed on Schedule A-l and A-2 hereinafter collectively, the "Opinion Subsidiaries") has been duly formed, and is validly existing as a limited liability company in good standing under the laws of the
State of Delaware, is duly qualified to do business as a foreign limited liability company in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged.

            (3)   The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the most recent Preliminary Prospectus and the
Prospectus. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued, and conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock of each corporate Opinion Subsidiary of the
Company, other than Western State Geothermal Company, a Delaware corporation (as to which we express no opinion), have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock of each corporate Opinion Subsidiary of the Company are owned directly or indirectly by the Company, and, to the best of our knowledge, are, except as described in the most recent Preliminary Prospectus, owned free and clear of all liens, encumbrances, equities or claims.

            (4)   The Securities have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

            (5)   Except as described in the most recent Preliminary Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Securities pursuant to the Company's Second Amended and Restated Certificate of Incorporation or Second
Amended and Restated By-Laws of the Company, each as amended to date, or any agreement or other instrument known to us.

                                                                     Exhibit B-1
                                                                          Page 2

            (6)   To the best of our knowledge and other than as set forth in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect (as defined in the
Underwriting Agreement); and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (7)   The Registration Statement was declared effective under the
Act as of January 31, 2006, the most recent Preliminary Prospectus and the
Prospectus were filed with the Securities and Exchange Commission (the
"Commission") pursuant to and within the time period required by Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

            (8)   The statements contained in the most recent Preliminary
Prospectus and the Prospectus under the captions "Description of Common Stock We
May Offer" and "United States Federal Income Tax Consequences to Non-U.S.
Holders", insofar as they describe U.S federal statutes, rules and regulations, constitute a fair summary thereof and the opinion of such counsel filed as
Exhibit 5.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

            (9)   To the best of our knowledge, there are no contracts or other documents which are required to be described in the most recent Preliminary
Prospectus, the Prospectus or filed as exhibits to the documents incorporated by reference therein by the Act or by the rules and regulations of the Commission which have not been described in the most recent Preliminary Prospectus, the
Prospectus or filed as exhibits to documents incorporated by reference therein.

            (10)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            (11)  The issue and sale of the Securities being delivered on the date hereof by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the
Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under: (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule B hereto, (ii) the Second Amended and Restated
Certificate of Incorporation or the Second Amended and Restated By-Laws of the
Company, each as amended to date, or the provisions of the respective certificates of incorporation or by-laws or organizational documents, as the case may be, of the Opinion Subsidiaries, each as amended to date, or (iii) any statute or any order, rule or regulation known to us of any New York or federal court or governmental authority having jurisdiction over the Company or the
Opinion Subsidiaries or any of their properties or assets (provided, however, that for the purposes of this paragraph (iii) we express no opinion with respect to state securities laws or other anti-fraud laws, provided, further, that insofar as performance by the Company of its obligations under the Underwriting
Agreement is concerned, we express no opinion as to the effects of any bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability

                                                                     Exhibit B-1
                                                                          Page 3

relating to or affecting creditors' rights on the enforceability of the
Company's obligations); and, except for the registration of the Securities under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, applicable state securities laws of the various states of the United
States (as to which we express no opinion) and the New York Stock Exchange,
Inc., if any, in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such New York or federal governmental authority is required for the execution, delivery and performance of the Underwriting
Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

            (12)  Except as described in the most recent Preliminary Prospectus, to the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (13)  Neither the Company nor any Opinion Subsidiary is an
"investment company" as defined in the Investment Company Act.

      In rendering the above opinion, counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State
of Delaware.

      Such counsel shall also deliver an opinion or letter to the
Representatives, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x)
such counsel has acted as special U.S. counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing
Disclosure Package, (y) (A) The Registration Statement, on the Effective Date
and on the applicable Delivery Date, and (B) the most recent Preliminary
Prospectus and the Prospectus, when filed with the Commission pursuant to Rule
424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained or incorporated by reference in or omitted from the Registration Statement, the most recent Preliminary Prospectus or the
Prospectus, and (z) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that:

            (a)   the Registration Statement, as of the Effective Date,
      contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

            (b)   the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact

                                                                     Exhibit B-1
                                                                          Page 4

      necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

            (c)   as of the Applicable Time, the most recent Preliminary
      Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, when considered together with the price of the Stock and the number of shares offered included on the cover page of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained or incorporated by reference in or omitted from the Registration Statement, the
Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus (other than as set forth in clause (10) above).

                                                                     Exhibit B-1
                                                                          Page 5

                              Schedules A-1 and A-2

         List of Opinion Subsidiaries                      Jurisdiction
         ----------------------------                      ------------

         OrCal Geothermal Inc.                               Delaware

         Orda IV, Inc.                                       Delaware

         Orda V, Inc.                                        Delaware

         Orda 7, Inc.                                        Delaware

         Orda 8, Inc.                                        Delaware

         OREG 1, Inc.                                        Delaware

         OREG 2, Inc.                                        Delaware

         OrHeber 1, Inc.                                     Delaware

         OrHeber 2, Inc.                                     Delaware

         OrHeber 3, Inc.                                     Delaware

         OrMammoth Inc.                                      Delaware

         Ormat Atlantic, Inc.                                Delaware

         Ormat Funding Corp.                                 Delaware

         Ormat Inc.                                          Delaware

         Ormat International, Inc.                           Delaware

         Ormat Nevada Inc.                                   Delaware

         Ormat Pacific, Inc.                                 Delaware

         Ormat Power Inc.                                    Delaware

         PGV II, Inc.                                        Delaware

         Steamboat Development Corp.                         Delaware

         Western State Geothermal Company                    Delaware

         Ormesa LLC                                          Delaware

         ORNI 1 LLC                                          Delaware

         ORNI 2 LLC                                          Delaware

         ORNI 3 LLC                                          Delaware

         ORNI 7 LLC                                          Delaware

         ORNI 8 LLC                                          Delaware

         ORNI 10 LLC                                         Delaware

         ORNI 11 LLC                                         Delaware

                                                                     Exhibit B-1
                                                                          Page 6

         ORNI 12 LLC                                         Delaware

         ORNI 13 LLC                                         Delaware

         ORNI 14 LLC                                         Delaware

         ORNI 15 LLC                                         Delaware

         ORNI 16 LLC                                         Delaware

         ORNI 17 LLC                                         Delaware

         OrPuna LLC                                          Delaware

         Steamboat Geothermal LLC                            Delaware

         Steamboat Hills LLC                                 Delaware

                                                                     EXHIBIT B-2

  [Form of Federal Regulatory and Permitting Opinion of Chadbourne & Parke LLP]

            (1)   Except as noted below, as of the date of this Opinion, the
Permits on Schedule A are all of the Permits presently required under the
Covered Laws of the United States of America for the ownership, use or operation of the Facilities. Except and only to the extent qualified or limited expressly herein or as noted on Schedule A, (i) each Permit identified on Part I of
Schedule A has been duly obtained by, or assigned to, the current owner or operator of the respective Facility, is in full force and effect in solely the name of the current owner or operator of the respective Facility, is final and is not subject to any appeals or further proceedings that may result in material adverse modification, suspension, or revocation, and all applicable administrative and judicial appeal periods have expired, and (ii) each Permit identified in Part II of Schedule A is not currently required under Covered
Laws, given the Facilities' current state of construction, testing or operation.
We have no reason to believe that the Permits identified in Part II of Schedule
A will not be timely obtained in the ordinary course of business without material expense or delay prior to the time the owner or operator of the respective Facility is required to obtain such Permits for the ownership, use or operation of the Facilities.

            (2)   Each of the Facilities other than the Puna Facility is a
"qualifying small power production facility" within the meaning of Section
3(17)(C) of the Federal Power Act, as amended ("FPA"), and a "qualifying facility" within the meaning of 18 C.F.R. ss. 292.101(b)(l). None of the
Facilities, other than the Puna Facility, will, solely as a result of the execution and delivery of the Underwriting Agreement, the filing of the
Prospectus and the Prospectus Supplement with the Securities and Exchange
Commission, and the consummation of the transactions contemplated thereby, cease to be a "qualifying small power production facility" within the meaning of
Section 3(17)(C) of the FPA and a "qualifying facility" within the meaning of 18
C.F.R. ss. 292.101(b)(1). The Facilities, other than the Puna Facility, qualify for all of the exemptions from the FPA, Public Utility Holding Company Act of
2005, as amended ("PUHCA 2005"), and certain state laws and regulations provided under 18 C.F.R ss. 292.601 and 292.602.

            (3)   The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not require any filing with, or consent, authorization, or approval by, the Federal Energy
Regulatory Commission under the FPA or the Public Utility Regulatory Policies
Act of 1978, as amended ("PURPA").

            (4)   The Puna Facility is owned by an "exempt wholesale generator,"
as such term is defined in PUHCA 2005. The Puna Facility will not, solely as a result of the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby, cease to be owned by an
"exempt wholesale generator," as such term is defined under PUHCA 2005.

            (5)   Each of the Company and the owners of the Facilities is not subject to and will not, solely as a result of the execution and delivery of the
Underwriting Agreement and the consummation of the transactions contemplated thereby, be subject to regulation (i) by any agency of the Government of the
United States as an "electric utility company," a "gas utility company," a
"holding company," a "subsidiary company" of a "holding company," an "affiliate"
of a "holding company," or an "associate company," as such terms are defined under PUHCA

                                                                     Exhibit B-2
                                                                          Page 2

2005 or (ii) other than the Puna Facility, as a matter of federal law, under the law of any state respecting the rates or the financial or organizational regulation of electric utilities.

                                                                     EXHIBIT C-1

             [Form of Opinion of Hale Lane Peek Dennison and Howard]

            (1)   Brady is a general partnership duly formed and existing under the laws of the State of Nevada. Based solely on our review of the Brady
Partnership Agreement and the Brady Certificate, ORNI 1 and ORNI 2 are the sole general partners of Brady.

            (2)   Each of the Material Project Documents to which Brady is a party constitutes a legally valid and binding obligation of Brady, enforceable against Brady in accordance with its terms.

            (3)   Each of the Material Project Documents to which Steamboat
Geothermal is a party constitutes a legally valid and binding obligation of
Steamboat Geothermal, enforceable against Steamboat Geothermal in accordance with its terms.

            (4)   Each of the Material Project Documents to which SDC is a party constitutes a legally valid and binding obligation of SDC, enforceable against
SDC in accordance with its terms.

            (5)   Each of the Material Project Documents to which Ormat Nevada is a party constitutes a legally valid and binding obligation of Ormat Nevada, enforceable against Ormat Nevada in accordance with its terms.

            (6)   Each of the Material Project Documents to which ORNI 6 is a party constitutes a legally valid and binding obligation of ORNI 6, enforceable against ORNI 6 in accordance with its terms.

            (7)   Each of the Material Project Documents to which ORNI 7 is a party constitutes a legally valid and binding obligation of ORNI 7, enforceable against ORNI 7 in accordance with its terms.

            (8)   Each of the Material Project Documents to which Western States is a party constitutes a legally valid and binding obligation of Western States, enforceable against Western States in accordance with its terms.

            (9)   Each of the Material Project Documents to which Steamboat
Hills LP (formerly Yankee Caithness Joint Venture, L.P.) or Yankee Caithness
Joint Venture is a party constitutes a legally valid and binding obligation of
Steamboat Hills, LLC enforceable against Steamboat Hills, LLC in accordance with its terms.

            (10)  Each of the Material Project Documents to which ORNI 3 is a party constitutes a legally valid and binding obligation of ORNI 3, enforceable against ORNI 3 in accordance with its terms.

            (11)  The issuance and sale of the Stock being delivered on the delivery date by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the
Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a

                                                                     Exhibit C-1
                                                                          Page 2

default under, any Material Project Document, nor will such actions result in any violation of the provisions of the Brady Partnership Agreement or any statute, or to our actual knowledge, any order, rule or regulation of any Nevada or federal court or governmental authority having jurisdiction over the Project
Companies or any of their properties or assets.

                                                                     EXHIBIT C-2

       [Form of Permitting Opinion of Hale Lane Peek Dennison and Howard]

            (1)   As of the date of this opinion letter, there are no material
Permits (as defined below) required under current Covered Laws (as defined below) that are necessary, or need to be obtained, by Steamboat Geothermal in connection with the ownership, use or operation of the Steamboat 1/1A Facility, by SDC in connection with the ownership, use and operation of the Steamboat 2/3
Facility, by Brady in connection with the ownership, use or operation of the
Brady Facility, by Steamboat Hills, LLC in connection with the ownership, use or operation of the Steamboat Hills Facility, or by ORNI 7 in conjunction with the ownership, use or operations of the Burdette Facility, other than the Permits listed on Permit Schedule A. Except as qualified or limited expressly herein or as noted on Permit Schedule A, each Permit identified on Permit Schedule A has been duly obtained by, or assigned to, Steamboat Geothermal, SDC, Brady,
Steamboat Hills or ORNI 7, as applicable, is in full force and effect in solely the applicable owner or operator's name, is final and is not subject to any appeals or further proceedings or subject to any unsatisfied condition that may allow material modification, suspension, or revocation, and all applicable administrative and judicial appeals periods have expired.

            (2)   The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any material Permits under the Covered Laws or (ii) violate any provision of the
Covered Laws or any rule or order issued by any state or local governmental agency in Nevada that has jurisdiction to regulate the Nevada Facilities,
Steamboat Geothermal in connection with the ownership, use or operation of the
Steamboat 1/1A Facility, SDC in connection with the ownership, use or operation of the Steamboat 2/3 Facility, Brady in connection with the ownership, use or operation of the Brady Facilities, Steamboat Hills, LLC in connection with the ownership, use or operation of the Steamboat Hills Facility, or ORNI 7 in connection with the ownership, use or operation of the Burdette Facility.

            (3)   The Company, Steamboat Geothermal, SDC, Brady, Steamboat
Hills, LLC, and ORNI 7 will not become subject to regulation under the Covered
Laws as a result of the consummation of the transactions contemplated by the
Underwriting Agreement beyond such regulation under the Covered Laws to which the Company, Steamboat Geothermal, SDC, Brady, Steamboat Hills, LLC or ORNI 7
were subject prior to the consummation of the transactions contemplated by the
Underwriting Agreement.

                                                                     EXHIBIT D-1

                   [Form of Opinion of Davis Wright Tremaine]

            (1)   Mammoth-Pacific L.P. and Second Imperial Geothermal Company
are limited partnerships duly formed and validly existing under the laws of
California; Heber Field Company and Heber Geothermal Company are general partnerships under the laws of California; and each of them has all power and authority under its partnership agreement and applicable law necessary to own or hold its respective properties and conduct the businesses in which to our knowledge it is engaged.

            (2)   The issuance and sale of the Stock pursuant to the
Underwriting Agreement and the execution, delivery and performance by the
Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule B hereto, nor will such actions (i) result in any violation of the provisions of the respective partnership agreements of the Project Companies, each as amended to date; or
(ii) violate any provision of the Covered Laws or, to our knowledge, any rule or order issued by any state or local governmental regulatory agency in California that has jurisdiction under the Covered Laws to regulate the California
Facilities, the Steam Field and the Project Companies; and the power purchase agreements, interconnection agreements, transmission service agreements and lease agreements listed in Schedule B that are governed by California law are valid and binding obligations of the respective Project Companies or Ormesa LLC, as the case may be, enforceable against the respective Project Companies or
Ormesa LLC in accordance with their respective terms.

                                                                     EXHIBIT D-2

              [Form of Permitting Opinion of Davis Wright Tremaine]

            (1)   Except as noted below, as of the date of this Opinion, the
Permits on Schedule A are all of the Permits presently required under the
Covered Laws for the ownership, use or operation of any of the California
Facilities or the Steam Field. Except and only to the extent qualified or limited expressly herein or as noted on Schedule A, each Permit identified on
Schedule A, Part I has been duly obtained by, or assigned to, the owner or operator of the respective California Facility or the Steam Field, is in full force and effect in the name of the owner or operator of the respective
California Facility or the Steam Field, is final and is not subject to any appeals or further proceedings, and all applicable administrative and judicial appeal periods for the initial granting of such Permit have expired. Each Permit identified in Part II of Schedule A is not currently required under Covered
Laws, given the respective California Facility or the Steam Field's current state of construction, testing or operation. We have no reason to believe that the Permits identified in Part II of Schedule A will not be timely obtained in the ordinary course of business prior to the time the owner or operator of the respective California Facility or the Steam Field is required to obtain such
Permits for the ownership, use or operation of the California Facilities or the
Steam Field.

            (2)   The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any material Permits under the Energy Laws; (ii) violate any provision of the
Energy Laws or, to our knowledge, any rule or order issued by any state or local governmental regulatory agency in California that has jurisdiction to regulate the California Facilities, the Steam Field and any of the Project Companies
under the Energy Laws; or (iii) subject the Company or the Project Companies to regulation under the Energy Laws beyond such regulation under the Energy Laws to which the Company or any of the Project Companies were subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

                                                                       EXHIBIT E

                     [Form of Opinion of Carlsmith Ball LLP]

            (1)   PGV is a Hawaii general partnership duly formed, validly
existing and in good standing under the laws of the State of Hawaii and has all requisite power and authority necessary to own or hold its properties and conduct the business in which it is engaged.

            (2)   The issuance and sale of the Company's Common Stock being
delivered on a Delivery Date by the Company pursuant to the Underwriting
Agreement and the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument listed in Schedule B.

            (3)   As of the date of this Opinion and under the current plan for operation of the PGV Facility, there are no material Permits (as defined below)
required under the Covered Laws (as defined below) that are necessary, or to be obtained by PGV, in connection with the construction, testing, interconnection, ownership, use, operation and maintenance of, the transmission of electricity for, and the generation and sale of electricity related to the PGV Facility, other than the Permits described in Schedule A. Except as qualified or limited expressly herein or as noted on Schedule A, each Permit identified on Schedule A has been duly obtained by, or assigned to, PGV, is in full force and effect in solely the name of PGV as the owner or operator of the PGV Facility, is final and is not subject to any appeals or further proceedings or subject to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeal periods have expired. There are no proceedings pending or, to the best of our knowledge after due inquiry, threatened which may result in a reversal, rescission, termination, modification or suspension of any Permit on Permit Schedule A.

            (4)   The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any Permits under the Covered Laws or (ii) violate any provision of the Covered
Laws or any rule or order issued by any United States of America governmental regulatory agency under any federal law in the Covered Laws or by any State of
Hawaii or County of Hawaii governmental regulatory agency in the State of Hawaii that has jurisdiction to regulate the PGV Facility and PGV (collectively, a
"GOVERNMENTAL AUTHORITY").

            (5)   The Company and PGV will not become subject to regulation
under the Covered Laws as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under the
Covered Laws to which the Company and PGV were subject to prior to the consummation of the transactions contemplated by the Underwriting Agreement.

            (6)   The Power Purchase Contract, as amended, and the Transmission
Line Agreement related to the PGV Facility (as specifically identified as documents 1 through 8 in Schedule B) are valid and binding obligations of PGV enforceable against PGV in accordance with their respective terms. All necessary
Permits related to such Power Purchase Contract, as amended, and the
Transmission Line Agreement for the PGV Facility are final and are not subject to any appeals or further proceedings or subject to any unsatisfied condition that may

                                                                       Exhibit E
                                                                          Page 2

allow material modification, suspension or revocation, and all applicable administrative and judicial appeal periods have expired.

                                                                       EXHIBIT F

                     [Form of Opinion of Kaplan & Stratton]

            (1)   The Company has delivered to the Registrar of Companies in
Kenya for registration the documents and particulars specified in Part X of the
Companies Act (Chapter 486 of the laws of Kenya) for establishment of a place of business in Kenya and duly issued with the required certificate of compliance.

            (2)   The Agreements constitute the legal, valid and binding
obligations on the part of the parties thereto enforceable in accordance with their respective terms under the laws of Kenya, subject to (a) the effect of applicable bankruptcy, fraudulent conveyance, insolvency, reorganisation, moratorium or other similar laws relating to or affecting creditors' rights generally and (b) the fact that such enforceability may be limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

            (3)   The PPA provides for arbitration under the Rules of
Conciliation and Arbitration of the International Chamber of Commerce, while the
Site Agreement and the Easements provide for arbitration under the Convention on the Settlement of Investment Disputes between States and Nationals of Other
States. Both the Foreign Judgements (Reciprocal) Enforcement Act (Chapter 43 of
the laws of Kenya) and the orders made thereunder (the "Foreign Judgements Act")
and the Arbitration Act, 1995 contain provisions for the enforcement of arbitral awards.

            (4)   The Foreign Judgements Act does not apply to judgements of courts of any states which have not entered into reciprocal enforceable agreements with Kenya. In those cases, a final and conclusive judgement may be sued upon in the Kenya courts but could be impeached if the Kenya courts did not recognise the jurisdiction of the foreign court, in the case of fraud and on other grounds.

            (5)   The Arbitration Act, 1995 provides for the recognition and enforcement by the High Court of Kenya of arbitral awards irrespective of the state in which the award is made. Enforcement is subject to compliance with the registration procedures set out in the Act and may be refused in the limited circumstances specified in section 37 of the Act.

            (6)   Save as described in paragraphs 7, 8, 9 and 10 below, it is not necessary, in order to ensure the legality, validity, enforceability or admissibility in evidence of any of the Documents in Kenya, that such Document be notarised or registered, recorded or filed with any governmental or regulatory body in Kenya or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Document.

            (7)   The PPA, the Security Agreement and the Site Agreement have each been duly stamped in accordance with Kenyan law.

            (8)   The Grant has been validly issued, duly stamped and registered by the Government of Kenya in accordance with Kenyan law and particularly in accordance with the provisions of the Registration of Titles Act and the
Government Lands Act.

                                                                       Exhibit F
                                                                          Page 2

            (9)   The wayleave agreements comprising the Easements have been duly stamped and constitute the legal, valid and binding obligations of the parties thereto in accordance with their terms. The Government of Kenya is the beneficial owner of the land affected by the rights and privileges granted under the Easements. However, the Government of Kenya has not as yet issued any title for such land. For that reason, it is not possible to register the Easements against the land concerned or to register caveats in order to prohibit any dealing with such land unless such dealing is expressed to be subject to the
Easement or the claim of the caveator. In order to ensure however that the
Easements will be admissible in evidence in any proceedings, the Easements have been registered in the Registry of Documents at Nairobi under the Registration of Documents Act (Chapter 285 of the Laws of Kenya).

            (10)  The PPA has received the approval of the Electricity
Regulatory Board pursuant to section 21 of the Electric Power Act, 1997.

            (11)  No permits or authorisations are required by the Company for enjoyment of the rights and privileges granted to the Company by the Grant, the
Easements or the Security Agreement.

            (12)  The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any permits or authorisations under the laws of Kenya and (ii) violate any provision of the laws of Kenya or any rule or order having the force of law issued by any regulatory agency in Kenya having power to regulate the Plant or the Company.

            (13)  Ormat Technologies, Inc. and the Company will not become subject to regulation under the laws of Kenya as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under the laws of Kenya to which Ormat Technologies Inc. and the
Company were subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

                                                                       EXHIBIT G

 [Form of Opinion of Z.A.F. Consultores, S.A., Servicios Legales Especializados]

            (1)   Regarding the legal status of the rights under the AAP and
PPA-02-97, it is our opinion that all of such documents were legally and validly entered into and assigned and that all of such documents are binding and enforceable against the parties thereto according to their respective terms.
Furthermore, the services of notice required by the Covered Laws, to the relevant parties, were carried out in a proper manner in accordance with applicable law.

            (2)   Regarding the legal status of the rights under the DISNORTE
Fiduciary Account Agreement and the DISSUR Fiduciary Account Agreement, it is
our opinion that all of such documents were legally and validly entered into and that all of such documents are binding and enforceable against the parties there under according to their respective terms. Furthermore, the services of notice required by the Covered Laws, to the relevant parties, were carried out in a proper manner in accordance with applicable law.

            (3)   Regarding the legal status of the DISSUR and DISNORTE
Assignments, it is our opinion that such agreements are legal, valid, binding, and enforceable against the parties thereto according to their respective terms.
Furthermore, the services of notice required by the Covered Laws, to the concerning parties, were carried out in a proper manner in accordance with applicable law.

            (4)   Regarding the legal status of the Concession of Exploitation of the Momotombo Geothermal Field, it is our opinion that such concession has been legally issued by Instituto Nicaraguense de Energia (INE), the competent regulatory authority with legal capacity to grant this kind of concessions in
Nicaragua in the benefit of The Nicaraguan Electricity Company (ENEL) and is legal, valid, binding, and enforceable according to the Covered Laws against any third party.

            (5)   There is no claim, opposition or legal motion against the
validity and legality of the documents referred to above or in relation thereto.

            (6)   As of the date of this opinion and under the current plan for operation of the Momotombo Geothermal Plant, there are no material Permits (as defined above) required under the Covered Laws that are necessary to be obtained by Ormat Momotombo Power Company in connection with the construction, testing, interconnection, ownership, use, operation and maintenance of, the transmission of electricity for, and the generation and sale of electricity related to the
Momotombo Geothermal Plant, other than the Permits described in Permit Schedule
A (attached hereto as Schedule A). Except as qualified or limited expressly herein or as noted on Permit Schedule A, each Permit identified on Permit
Schedule A has been duly obtained by, or assigned to Ormat Momotombo Power
Company, as applicable, is in full force and effect in solely the name of the operator, Ormat Momotombo Power Company, is final and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeals periods have expired.

            (7)   The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any material Permits

                                                                       Exhibit G
                                                                          Page 2

under the Covered Laws and (ii) violate any provision of the Covered Laws or any rule or order issued by any state or local governmental regulatory agency in
Nicaragua that has jurisdiction to regulate the Momotombo Geothermal Plant.

            (8)   The Company and Momotombo Power Company (the "Project
Company") will not become subject to regulation under the Covered Laws as a result of the consummation of the transactions contemplated by the Underwriting
Agreement beyond such regulation under the Covered Laws to which the Company and the Project Company were subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

                                                                       EXHIBIT H

  [Form of Opinion of Rodriguez, Archila, Castellanos, Solares y Aguilar, S.C.]

            (1)   The Company is a limited responsibility company duly
incorporated, validly existing and in good standing under the laws of Guatemala and has the full legal right, power and authority under the laws of Guatemala to
(a) own its property and to carry on its business as now being conducted and as proposed to be conducted, (b) carry out the 24 MW geothermal power generation project located in Zunil, Quetzaltenango, (c) enter into and deliver the Main
Project Documents, and (d) perform its covenants and obligations under the Main
Project Documents.

            (2)   The execution and delivery of each of the Main Project
Documents to which the Company is a party, and the performance of the Company's obligations under the Main Project Documents to which it is a party or by which it may be bound, have been duly authorized by all necessary corporate action, and each such Main Project Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (3)   Neither the execution and delivery by the Company of the Main
Project Documents to which it is a party, nor the performance by the Company of its obligations under such Main Project Documents or any other Main Project
Documents by which it may be bound, contravenes or violates any provisions of the organizational documents of the Company.

            (4)   None of (a) the execution and delivery of the Main Project
Documents by any party thereto, (b) the performance by each such party of its obligations thereunder, or (c) any provision of any of the Main Project
Documents contravenes or violates or will contravene or violate, any provision of any laws of Guatemala or any of its political subdivisions thereof. None of the Main Project Documents contains any provision that is contrary to law or public policy in Guatemala or which for any reason would not be upheld by the courts in Guatemala.

            (5)   Except for the Authorizations listed in Schedule 2 hereto, no
Authorization or other approval, consent, license or other action of or by, or filing or registration with, or notice to any creditor or shareholder of any party to any of the Main Project Documents or any authority of Guatemala or publication is required to be given, obtained, made or taken in connection with
(a) the carrying on of the business of the Company, (b) the execution and delivery of any of the Main Project Documents by any party thereto, (c) the performance by any party to any of the Main Project Documents of its obligations thereunder, or (d) the legality or validity, or to ensure the binding effect, of any of the Main Project Documents.

            (6)   The Authorizations described in Schedule 2 hereto (a) have been duly and effectively obtained or made and have been validly issued, in each case, in accordance with the applicable laws of Guatemala or any political subdivision thereof, and are in full force and effect solely in the name of the
Company, (b) are final and not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeal periods have expired, and (c) will not expire by their terms during the term of the Power
Supply Agreement or require any renewal, reapplication or re-issuance during their terms.

                                                                       Exhibit H
                                                                          Page 2

            (7)   Each of the Main Project Documents (a) is in proper and
acceptable legal form under the laws of Guatemala for admission into evidence in any legal or arbitral proceeding in Guatemala thereunder without any further action on the part of the Company or any other person; and (b) constitutes the legal, valid, and binding obligations of each of the parties thereto and is enforceable against each such party in accordance with its terms.

            (8)   INDE is an autonomous and decentralized governmental entity.
The execution and delivery of each of the Main Project Documents to which INDE is a party, and the performance of INDE's obligations under the Main Project
Documents to which it is a party or by which it may be bound, have been duly authorized by all necessary action, and each such Main Project Document constitutes the legal, valid and binding obligation of INDE, enforceable against
INDE in accordance with its terms. The legality, validity, binding effect or enforceability of any such Main Project Document will not be affected by any privatization, dissolution or merger of INDE.

            (9)   The Main Project Documents, including the Power Supply
Agreement, are in full force and effect.

            (10)  The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any Authorizations under Guatemalan Laws and (ii) violate any provision of
Guatemalan Laws or any rule or order issued by any state or local governmental regulatory agency in Guatemala that has jurisdiction to regulate the Guatemalan
Facilities (Zunil and Amatitlan Projects) and the Company and Ortitlan, Limitada
("Ortitlan").

            (11)  The Company and Ortitlan will not become subject to regulation under Guatemalan Laws as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under
Guatemalan Laws to which the Company and Ortitlan were subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

            (12)  The Power Purchase Agreement and the Authorization to Use
Public Assets Agreement related to the Amatitlan Project are valid and binding obligations of Ortitlan enforceable against Ortitlan in accordance with their respective terms.

                                                                       EXHIBIT I

            [Form of Opinion of SyCip Salazar Hernandez & Gatmaitan]

            (1)   Ormat is a limited partnership organized and validly existing under the laws of the Republic. Ormat has the power and authority to own its property and to carry on its business as now being conducted, and has the juridical capacity, power and authority to perform its obligations under the BOT
Agreement.

            (2)   The execution, delivery and performance by Ormat of each
Project Document, to which it is a party, are within Ormat's powers, do not contravene or violate the latest Amended Articles of Limited Partnership of
Ormat dated as of April 29, 2005 or any applicable law of the Republic. Each such Project Document expressed to be governed by the laws of the Republic is enforceable against Ormat in accordance with its terms.

            (3)   No governmental approval, authorization, license, permit,
certificate, exemption, registration or other form of governmental permission or approval is required to be obtained or taken in connection with (i) the execution and delivery of, and the performance by Ormat of its obligations under, the Project Documents or (ii) the construction, testing, ownership, use, interconnection, operation and maintenance of, and the generation and sale of electricity from the Power Plant as contemplated by each of the Project
Documents, except for (x) those governmental approvals listed in Annex A hereto, which have been obtained by Ormat or Ormat, Inc. (for the benefit of Ormat) in their respective names, and (y) other non-material permits and periodic filings which were certified by Ormat to have been obtained and made but copies of which were not available for our examination.

            (4)   Except where the Stock (as defined in the Underwriting
Agreement) is sold or offered for sale or distribution within the Republic, the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby shall not require any permits, consents or licenses provided under, or violate any provision of, Philippine law.

            (5)   Unless the Stock (as defined in the Underwriting Agreement) is sold or offered for sale or distribution within the Republic, neither OTI nor
Ormat shall become subject to regulation under Philippine law as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under Philippine law to which Ormat was subject prior to the consummation of the transactions contemplated by the Underwriting Agreement.

                                                                       EXHIBIT J

                     [Form of Opinion of M. Seligman & Co.]

            (1)   OSL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Israel, and has all power and authority necessary under its Memorandum of Association and its
Article of Association to own or hold its respective properties and conduct the businesses in which it is engaged.

            (2)   All of the issued shares of capital stock of OSL have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by Ormat Tech.

            (3)   The issue and sale of the shares of stock being delivered on such Delivery Date, as defined in the Underwriting Agreement, by Ormat Tech pursuant to the Underwriting Agreement and the execution, delivery and performance of Ormat Tech's obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the Relevant Documents.